Exhibit 16.1
(Grant Thornton Letterhead)
April 23, 2009
U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549
Re: Walter Investment Management Corp.
File No. 001-13417
Dear Sir or Madam:
We have read Item 4.01 of Form 8-K of Walter Investment Management Corp. dated April 23, 2009, and agree with the statements concerning our Firm contained therein.
Very truly yours,
/s/ GRANT THORNTON LLP
GRANT THORNTON LLP